UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2010

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Phillips-Van Heusen was held on June 24, 2010. There were present in person or by proxy, holders of 52,467,047 shares of our common stock, or 90.56% of all shares of common stock eligible to be voted at the meeting. The holders of the common stock voted on all matters reported below.

The following directors were elected to serve for a term of one year:

	For	Withheld	Broker Non-Vote

Mary Baglivo	47,227,376	3,200,589	1,979,055
Emanuel Chirico	48,088,764	2,339,201	1,979,055
Edward H. Cohen	47,612,627	2,815,338	1,979,055
Joseph B. Fuller	48,588,713	1,839,252	1,979,055
Fred Gehring	48,734,531	1,639,434	1,979,055
Margaret L. Jenkins	50,427,450	515	1,979,055
David A. Landau	48,683,898	1,744,067	1,979,055
Bruce Maggin	48,585,765	1,842,200	1,979,055
V. James Marino	50,427,918	47	1,979,055
Henry Nasella	47,189,849	3,238,116	1,979,055
Rita M. Rodriguez	50,424,625	3,340	1,979,055
Craig Rydin	47,224,989	3,202,976	1,979,055
Christian Stahl	50,412,165	15,800	1,979,055

The proposal for Ernst & Young LLP to serve as our independent auditors for our current fiscal year was ratified. The votes were 52,252,304 For; 182,948 Against; 31,795 Abstentions.  There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: June 25, 2010